Exhibit 10.6


                        VENDOR INTERCREDITOR AGREEMENT
                        ------------------------------

                  This Vendor Intercreditor Agreement (this "Agreement"), dated as of September 8, 2004, is entered into by and between William Kaye ("Collateral Trustee"), in his capacity as the collateral agent for the Trade Creditors (as defined below), and Bank of America, N.A. ("Senior Agent"), in its capacity as the collateral agent for the Lenders (as defined below). This Agreement is made with respect to the following facts:

         A. Friedman's Inc. ("Friedman's") and certain of its subsidiaries have entered into that certain Second Amended and Restated Credit Agreement dated as of September 7, 2004 (the "Credit Agreement"), with each of the lending institutions from time to time party thereto as lenders (the "Lenders"), Bank of America, N.A., as the Revolving Agent and the Collateral Agent, and Jewelry Investors II, L.L.C., as the Term Agent.

         B. Collateral Trustee is the collateral trustee for each of the trade creditors (the "Trade Creditors") who has entered, or will enter, into a secured trade credit program letter agreement (each, a "Letter Agreement," and, collectively, the "Letter Agreements") with one or more of the Credit Parties (as defined herein) substantially in the form attached hereto as Exhibit A. Each Letter Agreement provides, among other things, that the Trade Creditor party thereto will continue to supply goods to the Credit Parties on the terms and conditions set forth therein in consideration for the receipt of certain payment assurances from the Credit Parties.

         C. In connection with the Letter Agreements, the Credit Parties have entered into the following documents, each dated as of the date hereof: (1) the security agreement with Collateral Trustee in the form attached hereto as Exhibit B (the "Trade Creditor Security Agreement"); (2) the Collateral Trust Agreement with the Collateral Trustee in the form attached hereto as Exhibit C (the "Collateral Trust Agreement"); and (3) the Guaranty Agreement (the "Guaranty Agreement") attached hereto as Exhibit D.

         D. The Lenders are proposing to continue to make available to certain of the Credit Parties (collectively, the "Borrower") various secured financial accommodations for the purposes of, among others, restructuring the Borrower's indebtedness and providing working capital. However, the Lenders have conditioned the extension of such financial accommodations on, among other things, the forbearance and standstill of the Vendor Creditors (as defined herein), as well as the subordination of the liens of the Collateral Trustee, in the manner set forth below and in the Letter Agreements. Collateral Trustee, on behalf of the Trade Creditors, hereby acknowledges and affirms that Senior Creditors' financial accommodations to the Borrower constitute valuable consideration to Trade Creditors.

                  NOW, THEREFORE, in order to induce the Lenders to make available the loans and to extend such financial accommodations under the Credit Agreement and to induce the Collateral Trustee and the Trade Creditors to enter into the Letter Agreements and extend such financial accommodations to the Credit Parties and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Definitions and Rules of Construction.
                     -------------------------------------

                     a. As used in this Agreement, the following terms have the meanings set forth below unless the context or use expressly indicates a different meaning or intent:

                  "Borrower" has the meaning given to it in the recitals to this Agreement.

                  "Collateral" means any assets or property in which any Credit Party has rights or the power to transfer rights to a secured party and in which Senior Agent or any other Senior Creditor now has or later obtains a Lien to secure any portion of the Senior Indebtedness, including the proceeds thereof.

                  "Collateral Trustee" has the meaning given to it in the preamble to this Agreement.

                  "Collateral Trust Agreement" has the meaning given to it in the recitals to this Agreement.

                  "Consigning Trade Creditor" means any Trade Creditor that:
(i) delivers inventory in a consignment to any Credit Party; (ii) is a party to the Trade Creditor Program Documents; and (iii) has at all times complied with and not breached any of its obligations under the Trade Creditor Program Documents.

                  "Consigning Trade Creditor Interests" means the interest of a Consigning Trade Creditor in inventory delivered in a consignment to a Credit Party, but only to the extent (x)(i) such consignment is evidenced by a written agreement between the Consigning Trade Creditor and the Credit Party at the time of the delivery of the inventory; (ii) the Credit Parties have accurately and timely complied with the reporting requirements of the Credit Agreement with respect to the inventory, and (iii) such reports have identified such inventory as having been delivered in a consignment or (y) the Consigning Trade Creditor has perfected its interest in the applicable inventory pursuant to the UCC and has satisfied the conditions set forth in
Section 9-324 of the UCC to obtain priority over a conflicting security interest in such inventory.

                  "Credit Agreement" has the meaning given to it in the preamble to this Agreement.

                  "Credit Documents" means the Credit Agreement and all other agreements, instruments and documents delivered in connection with the Credit Agreement.

                  "Credit Parties" means Friedman's, each of its subsidiaries party to the Credit Agreement, all other Persons who may become Credit Parties (as defined in the Credit Agreement) and all of their respective predecessors, successors and assigns.

                  "Discharge of Senior Indebtedness" means the satisfaction of each of the following requirements: (a) indefeasible payment in full in cash of all Senior Indebtedness; (b) with respect to all letters of credit issued in connection with the Senior Indebtedness, termination of such letters of credit or delivery of a supporting letter of credit satisfactory to the Senior Creditors; (c) termination of all obligations by the Senior Creditors to advance funds or otherwise provide value to any Credit Party; (d) adequate provision is made for the satisfaction of any indemnification right of any Senior Creditor in respect of an asserted claim (whether or not such claim has been filed or registered with any court, governmental authority, or any other governing body, as applicable) that is required to be treated as a material loss contingency under generally accepted accounting principles in the United States applied on a consistent basis and such contingency is established by the Senior Creditor(s) no later than 90 days after the indefeasible payment in full in cash of all Senior Indebtedness, provided that the Vendor Creditors will be entitled to petition a court of competent jurisdiction to determine the propriety of any such contingency to the extent the contingency exceeds $4,000,000; and (e) Senior Agent has provided written notice of satisfaction of conditions (a) through (d) above to Collateral Trustee.

                  "Enforcement Action" means any of the following actions when taken by any Vendor Creditor:

                            (i) enforcement of a Lien of the Collateral
                  Trustee;

                            (ii) commencement of legal action against any
                  Credit Party or any portion of the Collateral for foreclosure or replevin or other enforcement of a Lien on any of the Collateral; or bidding on any of the Collateral at a foreclosure or like sale;

                            (iii) taking control or possession of any
                  Collateral or any other properties or assets of any Credit Party;

                            (iv) exercising any remedy (judicially or
                  non-judicially), including a right of setoff, against any Credit Party or any of their respective properties or assets, but excluding adjustments, credits and debits between the Credit Parties and the Trade Creditors in the ordinary course of business;

                            (v) joining any petition for the involuntary
                  bankruptcy of any Credit Party;

                            (vi) taking any action to interfere with any
                  rights of the Senior Agent or any other Senior Creditor in respect of any Credit Party and their respective properties or assets or the ability of any Senior Creditor to realize upon or otherwise deal with any Credit Party or such property or assets;

                            (vii) notifying any account debtor of any Credit
                  Party to make payment directly to it, as secured party;

                            (viii) taking any action to collect any or all of
                  the Standstill Amount or any claim in respect thereof against any Credit Party or any of its properties or assets or any property or assets of any direct or indirect Subsidiary of any Credit Party; or

                            (ix) commencement or maintenance of any action,
                  suit or other proceeding at law, in equity or otherwise in furtherance of any of the foregoing or to otherwise enforce rights against any Credit Party or any of their respective properties or assets or to direct the owner of such property or assets to sell or otherwise dispose of any interest therein.

                  provided, that an "Enforcement Action" does not include the commencement or maintenance of an action at law to collect amounts owing by a Credit Party other than the Standstill Amount so long as the action does not relate to (a) the enforcement of a Lien or any similar action constituting action against the Collateral, including the foreclosure on any Collateral or any other taking of Collateral outside the ordinary course of business (other than obtaining and filing judgments against the Credit Parties and the payment of amounts owed by a Credit Party), or (b) joining or otherwise participating in a petition or pleading seeking an Insolvency Proceeding.

                  "Friedman's" has the meaning given to it in the recitals to this Agreement

                  "Guaranty Agreement" has the meaning given to it in the recitals to this Agreement.

                   "Insolvency Proceedings" means, severally and collectively, any of the following:

                                    (i) any insolvency, bankruptcy,
                  receivership, liquidation, reorganization, readjustment, composition, or other similar proceeding relating to any Credit Party, its creditors, or its property;

                                    (ii) any proceeding for the liquidation,
                  dissolution, or other winding-up of any Credit Party, voluntary or involuntary, whether or not involving insolvency, reorganization, or bankruptcy proceedings;

                                    (iii) any assignment by any Credit Party
                  for the benefit of creditors; or

                                    (iv) any other marshalling of the assets
                  of any Credit Party.

                  "Lenders" has the meaning given to it in the recitals to this Agreement.

                  "Letter Agreement" has the meaning given to it in the recitals of this Agreement.

                  "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), consignment, right of offset or recoupment, charge, preference, priority, or other lien or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust, or other enterprise (whether or not incorporated) or any governmental authority.

                  "Senior Agent" has the meaning given to it in the preamble to this Agreement.

                  "Senior Creditor" means any of the Senior Agent, the Term Agent, the Revolving Agent, or any Lender, and "Senior Creditors" means all of them, collectively.

                  "Senior Indebtedness" means, collectively, (i) all indebtedness and other obligations of any Credit Party now or hereafter existing or hereafter incurred or which arise under, out of or in connection with the Credit Agreement, the Credit Documents and all other documents, instruments and agreements made, executed, delivered, filed or given by any Credit Party with or in favor of any Senior Creditor in connection herewith or therewith, as they may be amended, supplemented, extended, renewed, modified or restated from time to time, whether for principal, premium, interest (including all interest accruing after the initiation of any Insolvency Proceeding at the then-applicable rate provided in the Credit Agreement, whether or not allowed), fees, expenses, indemnities or otherwise; (ii) all other indebtedness for credit extended by any Senior Creditor to any Credit Party from time to time, whether for principal, premium, interest (including all interest accruing after the initiation of any Insolvency Proceeding at the then-applicable rate provided in the relevant documents, whether or not allowed), fees, expenses, indemnities or otherwise; and (iii) any and all refinancings of any or all of the indebtedness and other obligations referred to in clauses (i) or (ii) above.

                  "Standstill Amount" means the amounts owed and past due as of July 31, 2004 (inclusive of interest, as applicable, as of such date), with respect to asset merchandise invoices and memo merchandise invoices, which remain unpaid by a Credit Party to a Trade Creditor.

                  "Trade Creditor Program Documents" means, collectively, the Letter Agreements, the Trade Creditor Security Agreement, the Collateral Trust Agreement and the Guaranty Agreement.

                  "Trade Creditors" has the meaning given to it in the recitals to this Agreement.

                  "Trade Creditor Security Agreement" has the meaning given to it in the recitals to this Agreement.

                  "UCC" means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of New York or of any other state, the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided that to the extent that the UCC is used to define any term in this Agreement and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 governs.

                  "Vendor Creditor" means any of the Collateral Trustee or any Trade Creditor and "Vendor Creditors" means all of them, collectively.

                     b. For purposes of this Agreement, the following additional rules of construction apply, unless specifically indicated to the contrary:
(a) wherever from the context it appears appropriate, each term stated in either the singular or plural includes the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender include the masculine, the feminine, and the neuter; (b) the term "or" is not exclusive;
(c) the term "including" (or any form thereof) is not limiting or exclusive;
(d) all references to statutes and related regulations include any amendments of same and any successor statutes and regulations; (e) the words "this Agreement", "herein", "hereof", "hereunder" or other words of similar import refer to this Agreement as a whole including the schedules, exhibits, and annexes hereto, as the same may be amended, modified or supplemented; (f) all references in this Agreement to sections, schedules, exhibits, and annexes refer to the corresponding sections, schedules, exhibits and annexes of or to this Agreement; (g) all references to any instruments, documents or agreements, including references to the Credit Agreement, include any and all modifications, amendments and supplements thereto and any and all extensions or renewals thereof to the extent permitted under this Agreement, and any and all instruments, documents and agreements evidencing any refinancing or replacement of any of the financing provided thereby or in connection therewith; and (h) terms used in this Agreement that are defined in the UCC and are not otherwise defined in this Agreement, including the terms "consignment," "consignor," and "consignee," have the meanings specified therefor in the UCC.

                  2. Acknowledgements and Consents.
                     -----------------------------

                     a. Notwithstanding anything to the contrary set forth in the Trade Creditor Program Documents, the Collateral Trustee, on behalf of itself and the Trade Creditors, hereby (i) acknowledges that the Credit Parties are prohibited from paying to the Trade Creditors, prior to September 1, 2005, any amount that would cause the Standstill Amount to be less than $15 million; (ii) represents, warrants, and covenants that the Collateral Trustee is the agent of the Trade Creditors pursuant to the Collateral Trust Agreement and has authority from the Trade Creditors to enter into and perform this Agreement for and on behalf of the Trade Creditors, and that the Trade Creditors are bound by this Agreement; and (iii) represents, warrants, and covenants that the Collateral Trustee will not at any time be indemnified by or accept indemnification from the Trade Creditors for taking any Enforcement Action that is prohibited by this Agreement. The Senior Creditors are entering into this Agreement in reliance upon, without limitation, the Collateral Trustee's acknowledgments, representations, warranties, and covenants contained in this Section 2.a.

                     b. Notwithstanding anything contained in the Credit Agreement to the contrary, the Senior Agent, on behalf of the Lenders, hereby acknowledges and consents to the grant by the Credit Parties of a Lien to the Collateral Trustee on the Collateral under the Trade Creditor Security Agreement, and (ii) represents, warrants, and covenants that the Senior Agent is the agent of the Lenders and has authority from the Lenders to enter into and perform this Agreement for and on behalf of the Lenders, and that the Lenders are bound by this Agreement.

                     c. Notwithstanding: (i) the order or time of attachment;
(ii) the order, time, or manner of perfection; or (iii) the failure to file or record, or the time of filing or recordation, of any document or instrument, or other method of perfecting a Lien: no Senior Creditor will contest the validity or perfection of the Lien of the Collateral Trustee under the Trade Creditor Security Agreement, and no Vendor Creditor will contest the validity, perfection or priority of the Liens of the Senior Agent under the Credit Agreement or the other Credit Documents.

                     d. Any conflicts between the Senior Creditors, on the one hand, and any Vendor Creditor, on the other hand, with respect to the Collateral will be resolved solely by reference to this Agreement.

                     e. For the sole and limited purpose of perfecting the security interest of the Collateral Trustee in those types or items of Collateral in which a security interest may be perfected only by possession or control under the UCC, Collateral Trustee hereby appoints Senior Agent as its agent and bailee for the limited purpose of possessing or controlling on its behalf any such Collateral that may come into the possession or control of the Senior Agent from time to time, provided that Senior Agent shall not under any circumstances whatsoever incur any liability or duty to any Vendor Creditor by virtue of acting as Collateral Trustee's agent or bailee hereunder or otherwise in connection with this Section 2.e, and Senior Agent may relinquish possession or control of Collateral in its possession or control without the consent of any Vendor Creditor, and without incurring liability to any Vendor Creditor. No assurance is made by Senior Agent that this Section 2.e is effective to perfect Collateral Trustee's security interest in those types or items of Collateral in which a security interest may be perfected solely by possession or control. The Vendor Creditors jointly and severally indemnify the Senior Agent and each of its employees, officers, attorneys, representatives, and agents (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of the appointment of Senior Agent as agent of Collateral Trustee.

                  3. Consigned Goods.
                     ---------------

                     a. Notwithstanding: (i) the order or time of attachment;
(ii) the order, time, or manner of perfection; (iii) the failure to file or record, or the time of filing or recordation, of any document or instrument, or other method of perfecting a Lien; or (iv) anything in the Credit Agreement to the contrary: no Senior Creditor shall challenge or contest the validity, perfection or priority of the Consigning Trade Creditor Interests. The parties acknowledge that in the jewelry business, a consignment may be characterized as a "memo" or "memo sale" or similar expression, and this Section 3.a. shall apply to all of the foregoing and to any item of similar description to the extent that each of the foregoing constitutes a consignment under the UCC. Nothing in this Section 3.a. relieves any Trade Creditor from the requirement of satisfying the criteria set forth in the definitions of "Consigning Trade Creditor" and "Consigning Trade Creditor Interests" in order to obtain the benefit of this Section 3.a.

                     b. Each Trade Creditor hereby irrevocably waives and relinquishes the benefit of any and all Liens (except for the Lien in favor of the Collateral Trustee under the Trade Creditor Security Agreement) in: (i) the proceeds of any inventory delivered in a consignment to a Credit Party and
(ii) any inventory delivered in a consignment to a Credit Party and later purchased by any Credit Party with the consent of the Consigning Trade Creditor (whether or not the purchase price has been paid).

                  4. Subordination and Standby; Payments Received by Vendor
                     Creditors.
                     ------------------------------------------------------

                     a. Notwithstanding: (i) the order or time of attachment;
(ii) the order, time, or manner of perfection; or (iii) the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien: any and all Liens of the Collateral Trustee in the Collateral, whether now existing or hereafter granted or arising, shall in each case be subordinate to the rights, Liens and interests in the Collateral, whether now existing or hereafter granted or arising, held by Senior Agent or any other Senior Creditor. Until the Discharge of Senior Indebtedness, no Vendor Creditor shall commence, prosecute, participate in or support or assist in any way any Enforcement Action.

                     b. The Collateral Trustee, on its own behalf and on behalf of the Vendor Creditors, hereby irrevocably authorizes the Senior Agent to demand, collect, compromise, receive, enforce and accept any and all payments or distributions of any kind on account of or in respect of the Collateral, whether paid directly or indirectly by any Credit Party or any other Person in an Insolvency Proceeding or otherwise. All such payments or distributions received by the Senior Agent shall be applied to the Senior Indebtedness (including attorneys' fees and expenses of collection owed to any Senior Creditor by any Credit Party), whether then due or not, and the Senior Creditors shall account to the Collateral Trustee only for any balance remaining. Any Vendor Creditor that receives any such payments or distributions shall hold such payments or distributions in trust for the Senior Agent and shall deliver the same promptly to the Senior Agent.

                  5. Conflicts.
                     ---------

                  To the extent of any conflict between the terms and conditions of the Trade Creditor Program Documents and this Agreement, the terms and conditions of this Agreement shall control.

                  6. Postpetition Financing; Liens.
                     -----------------------------

                  In the event of any Insolvency Proceeding, (a) the Vendor Creditors hereby consent to any Credit Party's use of the cash collateral of the Senior Creditors, the continued financing by any or all of the Senior Creditors of any Credit Party, and the granting of senior Liens and claims to the Senior Creditors in connection with any such post-petition financing or the use of cash collateral of any Senior Creditor(s) by any Credit Party; and
(b) no objection will be raised by any Vendor Creditor (excluding for purposes of avoiding doubt any statutory creditors' committee appointed in any Insolvency Proceeding) to any such financing or use of cash collateral on the ground of a failure to provide "adequate protection" for any Vendor Creditor's Lien or any other grounds, provided that the foregoing does not prohibit Vendor Creditors from seeking a Lien on the post-petition Collateral, for purposes of adequate protection of its interest in the pre-petition Collateral, with the same priority as the Lien of the Collateral Trustee prior to the commencement of the Insolvency Proceeding.

                  7. Cooperation with Senior Agent's Exercise of Remedies.
                     ----------------------------------------------------

                  If the Senior Agent determines in its discretion to exercise any right or remedy with respect to any or all Credit Parties or all or any portion of the Collateral, the Collateral Trustee shall immediately take all action reasonably requested by Senior Agent to assist in the exercise of such rights or remedies, including executing and delivering such agreements and releases as may be reasonably required in order to permit Senior Agent to sell, foreclose upon, or otherwise dispose of any of the Collateral free and clear of any claims of the Vendor Creditors with respect thereto. In the event of a sale or other disposition of Collateral by any Credit Party with the consent of the Senior Agent, and if Senior Agent is releasing its Lien in connection therewith, Collateral Trustee, upon request of Senior Agent to Collateral Trustee, shall release its Lien in the Collateral so as to facilitate such sale or other disposition, provided that the Liens of all Senior Creditors and Collateral Trustee in such Collateral shall attach to the proceeds of such sale or other disposition, and the provisions of this Agreement shall be otherwise applicable to such proceeds (including any provisions applicable with respect to priority of Liens in such proceeds, or application thereof to the Senior Indebtedness). If the Collateral Trustee does not execute a release document requested by Senior Agent pursuant to this
Section 7 no later than 5 business days after demand therefor, Senior Agent is hereby irrevocably authorized to execute such release document on behalf of such Collateral Trustee, and the Collateral Trustee hereby irrevocably constitutes and appoints the Senior Agent as attorney-in-fact for such Collateral Trustee to execute such release (the power of attorney being coupled with an interest shall be irrevocable).

                  8. Miscellaneous.
                     -------------

                  If any Vendor Creditor violates any of the terms of this Agreement, in addition to any remedies in law, equity or otherwise, Senior Creditors may restrain such violation in any court of law and may interpose this Agreement as a defense in any action by such Vendor Creditor.

                  9. Vendor Creditors' Waivers.
                     -------------------------

                     a. The entire Senior Indebtedness shall be deemed to have been made or incurred in reliance upon this Agreement. Collateral Trustee expressly waives all notice of the acceptance by Senior Creditors of the subordination and other provisions of this Agreement and agrees that no Senior Creditor has made any warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the Senior Indebtedness or any Liens held in connection therewith.

                     b. The Vendor Creditors agree that Senior Creditors shall be entitled to manage and supervise their loans in accordance with applicable law and their usual practices, modified from time to time as they deem appropriate under the circumstances, without regard to the existence of any rights that any Vendor Creditor may now or hereafter have in or to any assets, and without the necessity of notice to or receipt of consent of the Vendor Creditors. Senior Creditors shall have no liability to any Vendor Creditors, and the terms of this Agreement shall not be affected, as a result of any and all lawful actions which any Senior Creditor takes or omits to take (including actions with respect to the creation, perfection or continuation of its Liens, actions with respect to the occurrence of a default, actions with respect to the foreclosure upon, sale, release or failure to realize upon, any of Collateral, and actions with respect to the collection of any claim for all or any part of the Senior Indebtedness from any account debtor or any other party), regardless of whether any such actions or omissions may affect Senior Creditors' rights to deficiency or any Vendor Creditor's right of subrogation or reimbursement.

                     c. Senior Creditors may, from time to time, enter into agreements and settlements with any Credit Party as they may determine, including any substitution of collateral, any release of any Lien and any release of any Credit Party.

                     d. The Vendor Creditors waive any and all rights they may have to require Senior Creditors to marshall assets.

                     e. Senior Creditors shall have the right, without notice to the Vendor Creditors, to amend, supplement or modify the Senior Indebtedness, in any manner whatsoever, including any extensions or shortening of time of payments (even if such shortening causes any Senior Indebtedness to be due on demand or otherwise), any revision of any amortization schedule with respect thereto, and any increase in the amount of the Senior Indebtedness, and the Vendor Creditors consent and agree to any such amendment, supplement or modification.

                  10. Waivers.
                      -------

                  No waiver shall be deemed to be made by any Senior Creditor or Vendor Creditors of any of their respective rights hereunder unless it is in writing signed by the waiving party. Each such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party to the waiving party in any other respect at any other time.

                  11. Information Concerning Financial Condition.
                      ------------------------------------------

                  Each Vendor Creditor hereby assumes responsibility for keeping itself informed of the financial condition of any Credit Party and of all other circumstances bearing upon the risk of nonpayment of the Senior Indebtedness or any amounts outstanding under the Trade Creditor Program Documents, and agrees that no Senior Creditor shall have any duty to advise it of information known to such Senior Creditor regarding such condition or any such circumstances. In the event any Senior Creditor, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to any Vendor Creditor, no Senior Creditor shall be under any obligation (i) to provide any such information to any Vendor Creditor on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any information which, pursuant to its commercial finance practices, such Senior Creditor wishes to maintain confidential.

                  12. Third Party Beneficiaries.
                      -------------------------

                     a. This Agreement is solely for the benefit of Senior Creditors, Collateral Trustee and the Trade Creditors and their respective successors and assigns, and neither any Credit Party nor any other Persons are intended to be third party beneficiaries hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement. Senior Agent and Collateral Trustee shall have the right to modify or terminate this Agreement at any time without notice to or approval of any Credit Party or any other Person.

                     b. If any third party satisfies the Senior Indebtedness owing to Senior Creditors, Senior Creditors may assign their rights and remedies hereunder to such third party, and such third party shall be deemed to be Senior Agent and Senior Creditor for all purposes of this Agreement.

                  13. Notices.
                      -------

                  For the purposes of this Agreement, written notices shall be sent by U.S. first class mail, postage prepaid; or by U.S. certified mail, return receipt requested, postage prepaid; or by personal delivery; or by facsimile confirmed by the recipient; and addressed to the notified party at its address set forth below its signature line, or such other address specified by the party with like notice. Notices shall be deemed received 3 business days after deposit in the U.S. mail, if sent by first class mail; upon the date set forth in the return receipt, if by certified mail; on the day of confirmation of delivery by the recipient, if by facsimile; the business day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service; or on the day of transmittal by personal delivery.

                  14. Agency.
                      ------

                     a. If the Senior Agent resigns or is removed as agent pursuant to the Credit Agreement, the successor agent appointed pursuant to the Credit Agreement will, upon the effectiveness of such appointment, be the Senior Agent under this Agreement.

                     b. If the Collateral Trustee resigns or is removed as trustee under the Trade Creditor Program Documents, the successor trustee appointed pursuant to the Trade Creditor Program Documents will, upon the effectiveness of such appointment, be the Collateral Trustee hereunder and the trustee for the Trade Creditors under the Trade Creditor Security Agreement.

                  15. Additional Lenders and Trade Creditors.
                      --------------------------------------

                  Additional Persons may become parties to the Credit Agreement pursuant to the terms thereof, and as of the date on which each such additional Person becomes a "Lender" or is granted a participation under the Credit Agreement as provided therein, such Person shall be a Lender hereunder and shall be entitled and bound, as applicable, to all of the duties, rights and benefits of a Lender under this Agreement. Additional Persons may enter into a Letter Agreement with Friedman's on and after the date hereof, and as of the date on which each such additional Person becomes an Approved Trade Creditor under the Trade Creditor Program Documents as provided therein, such Person shall be a Trade Creditor hereunder and shall be entitled and bound, as applicable, to all of the duties, rights and benefits of a Trade Creditor under this Agreement.

                  16. Exculpation.
                      -----------

                  No Senior Creditor shall be liable to the Collateral Trustee for any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on its part or on the part of its respective agents, representatives, officers, employees, or attorneys with respect to any transaction relating to the Senior Indebtedness or the Collateral.

                  17. Consent to Jurisdiction; Additional Waivers.
                      -------------------------------------------

                  Vendor Creditors and Senior Creditors consent to the jurisdiction of any state or federal court located within New York County, New York or Los Angeles County, California. Each Vendor Creditor waives personal service of any and all process upon it, and each Vendor Creditor consents that all service of process be made in the manner set forth in Section 13 by serving notice solely on Collateral Trustee. Vendor Creditors and Senior Creditors waive, to the fullest extent each may effectively do so, any defense or objection based upon forum non conveniens and any defense or objection to venue of any action instituted within New York County, New York or Los Angeles County, California. EACH OF THE SENIOR CREDITORS AND THE VENDOR CREDITORS WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT.

                  18. Governing Law.
                      -------------

                  This Agreement has been delivered and accepted at and shall be deemed to have been made in the State of New York, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to conflicts of laws provisions) of the State of New York.

                  19. Successors and Assigns.
                      ----------------------

                  This Agreement shall be binding upon and shall inure to the benefit of the parties' respective successors and permitted assigns, subject to the provisions hereof.

                  20. Integrated Agreement.
                      --------------------

                  This Agreement sets forth the entire understanding of the parties with respect to the within matters and may not be modified or amended except upon a writing signed by all parties.

                  21. Authority.
                      ---------

                  Each of the signatories hereto certifies that such party has all necessary authority to execute this Agreement.

                  22. Counterparts.
                      ------------

                  This Agreement may be executed in one or more counterparts, each one of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

                           [Signature page follows]

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                            "Collateral Trustee"


                                             /s/ William Kaye
                                            --------------------------
                                            William Kaye

                                            Address for notices:

                                            William Kaye
                                            31 Rose Lane
                                            East Rockaway, New York 11518
                                            Telecopy: (516) 569-6531

                                            with copies to:

                                            Otterbourg, Steindler, Houston
                                              & Rosen, P.C.
                                            Scott L. Hazan, Esq.
                                            Glenn B. Rice, Esq.
                                            230 Park Avenue
                                            New York, New York 10169
                                            Telecopy:  (212) 682-6104


                                            "Senior Agent"

                                            BANK OF AMERICA, N.A.


                                            By:  /s/ Robert Mostert
                                               -----------------------
                                            Title: Vice President

                                            Address for notices:

                                            Bank of America, N.A.
                                            55 S. Lake Avenue, Suite 900
                                            Pasadena, California 91101
                                            Attention: Portfolio Manager
                                            Telecopy: (626) 397-1273

                                            with copies to:

                                            Jenkens & Gilchrist
                                            55 S. Lake Avenue, Suite 650
                                            Pasadena, CA 91101
                                            Attention: Linda Sartin, Esq.
                                            Telecopy: (626) 304-9711

                                            Jewelry Investors II, L.L.C.
                                            c/o Farallon Capital Partners
                                            One Maritime Plaza, Suite 1325
                                            San Francisco, California 94111
                                            Attn:  Michael Linn
                                            Telecopy: (415) 421-2133

                                            and

                                            Kramer Levin Naftalis & Frankel LLP
                                            919 Third Avenue
                                            New York, New York 10022
                                            Attn:  David Feldman
                                            Telecopy: (212) 715-8000


All of the foregoing is acknowledged as of the date first set forth above:

CREDIT PARTIES:

FRIEDMAN'S INC.
By:  /s/ C. Steven Moore
    ---------------------------------
Name:    C. Steven Moore
Title:


FRIEDMAN'S FLORIDA PARTNERSHIP
By:   Friedman's Management Corp., its
      Managing Partner
By:   /s/ C. Steven Moore
    ---------------------------------
Name:     C. Steven Moore
Title:

FI STORES LIMITED PARTNERSHIP
By:  Friedman's Inc., its general partner
By:   /s/ C. Steven Moore
    ---------------------------------
Name:     C. Steven Moore
Title:


FRIEDMAN'S HOLDING CORP.
By:   /s/ C. Steven Moore
    ---------------------------------
Name:     C. Steven Moore
Title:


FRIEDMAN'S MANAGEMENT CORP.
By:   /s/ C. Steven Moore
    ---------------------------------
Name:     C. Steven Moore
Title:


FCJV HOLDING CORP.
By:   /s/ C. Steven Moore
    ---------------------------------
Name:     C. Steven Moore
Title:


FCJV, L.P.
By:  FCJV Holding Corp., its general partner
By:   /s/ C. Steven Moore
    ---------------------------------
Name:     C. Steven Moore
Title:


FRIEDMAN'S INVESTMENTS LLC
By:      Friedman's Inc.,
         its Managing Member
By:   /s/ C. Steven Moore
    ---------------------------------
Name:     C. Steven Moore
Title:


FRIEDMAN'S BENEFICIARY INC.
By:   /s/ C. Steven Moore
    ---------------------------------
Name:     C. Steven Moore
Title: